SPAR Group, Inc. and Subsidiaries

 EXHIBIT 32.2

Certification of the Chief Financial Officer Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the quarterly report on Form 10-Q for the nine-month period ended September 30, 2010 (this "report"), of SPAR Group, Inc. (the "registrant"), the undersigned hereby certifies that, to his knowledge:

1.           The report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.           The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

/s/ James R. Segreto James R. Segreto Chief Financial Officer, Treasurer and Secretary November 12, 2010

A signed original of this written statement required by Section 906 has been provided to SPAR Group, Inc. and will be retained by SPAR Group, Inc., and furnished to the Securities and Exchange Commission or its staff upon request.

Ex-4